UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2019 (December 18, 2019)

CoreCivic, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard,
Nashville, Tennessee 37215
(Address of Principal Executive Offices, and Zip Code)

(615) 263-3000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2019, CoreCivic, Inc., a Maryland corporation (the “Company”), entered into a Term Loan Credit Agreement by and among the Company, as Borrower, certain lenders party thereto from time to time, and Nomura Corporate Funding Americas, LLC, as Administrative Agent for the lenders (the “Term Loan Credit Agreement”), providing for a term loan to the Company in the principal amount of $250,000,000 (the “Term Loan”), which resulted in net proceeds to the Company of $234.7 million.

Interest

The Term Loan bears interest at a rate that, at the Company’s option, may be either:

•	a base rate defined as the sum of (i) the higher of (x) the United States prime rate, as quoted by The Wall Street Journal (or another national publication selected by the Administrative Agent), (y) the average overnight federal funds effective rate plus one-half of one percent (0.50%) per annum and (z) one-month LIBOR plus one percent (1.0%) per annum plus (ii) a margin of three and one-half percentage points (3.50%); or

•	a LIBOR rate defined as the sum of (i) LIBOR (as published by Bloomberg or other commercially available source) for one, two, three or six months (or, if approved by the relevant lenders, twelve months), as selected by the Company, plus (ii) a margin of four and one-half percentage points (4.50%).

Interest on base rate loans is payable quarterly in arrears, and interest on LIBOR loans is payable at the end of each interest period (but not less often than every three months).

Principal Repayment

The Term Loan is payable in consecutive quarterly installments commencing on March 31, 2020, and continuing on the last business day of each fiscal quarter thereafter. The first four installments are in the amount of $3,125,000 each, and all remaining installments are in the amount of $4,687,500 each. The Term Loan matures on December 18, 2024, on which date the entire outstanding principal balance, together with all accrued and unpaid interest, is due and payable in full.

Mandatory Prepayments

The Company is required to make prepayments in respect of the Term Loan in connection with unpermitted debt incurrences, certain asset dispositions and insurance or condemnation events (subject to an annual threshold amount and reinvestment rights) and excess cash flow, as set forth in the Term Loan Credit Agreement. In lieu of prepaying the Term Loan with the net proceeds of asset dispositions and insurance or condemnation events, the Company may use those net proceeds to repay indebtedness of the Company outstanding in respect of the Company’s Second Amended and Restated Credit Agreement dated as of April 27, 2018, as amended, and the Company’s senior unsecured notes, in each case to the extent such indebtedness matures prior to the maturity of the Term Loan.

Optional Prepayments

The Company can prepay the Term Loan at any time and from time to time, without premium or penalty, except that a premium of 1.0% of the amount prepaid must accompany any prepayment made prior to December 18, 2020, with the proceeds of any new or replacement tranche of term loans that are in the nature of what are commonly referred to as “B” term loans and that bear interest with an all-in yield less than the all-in yield applicable to the Term Loan. The 1.0% prepayment premium is also payable in respect of certain repricing events occurring prior to December 18, 2020.

Guarantees and Collateral

The loans and other obligations under the Term Loan are guaranteed by each of the Company’s domestic restricted subsidiaries.

Within 150 days after the date of the Term Loan Credit Agreement, the loans and other obligations under the Term Loan and the guarantees are to be secured by first-lien mortgages on specific real property assets having an aggregate appraised value such that the principal amount of the Term Loan is not more than 80% of such aggregate appraised value. The Company has the right, and under certain circumstances, the obligation, to replace real property assets serving as collateral with other real property assets as set forth in the Term Loan Credit Agreement.

Certain Covenants

The Term Loan Agreement requires the Company to meet the following financial tests:

•	a consolidated secured leverage ratio of not more than 2.75 to 1.00 (consolidated secured debt net of cash/consolidated EBITDA); and

•	if and while the consolidated secured leverage ratio exceeds 2.00 to 1.00, a quarterly confirmation of compliance with the 80% loan-to-value requirement based on appraisals furnished to the administrative agent within the then-preceding 12 months.

In addition, the Term Loan Agreement contains certain customary affirmative and negative covenants.

Events of Default

The Term Loan Agreement contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events, judgments in excess of specified amounts and change in control.

Other Relationships with Lenders

Certain of the lenders under the Term Loan or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing summary of the Term Loan does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, a copy of which will be filed with the Company’s annual report on Form 10-K for 2019.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On December 19, 2019, the Company issued a press release announcing the Term Loan Credit Agreement, a copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information pursuant to this Item 7.01, including the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated December 19, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 20, 2019	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
	Name:	David M. Garfinkle
	Title:	Executive Vice President and Chief Financial Officer